CUSIP NO. 909 15K 100                   SCHEDULE 13D                         Page 8 of 8 Pages

                                                                             Exhibit B to Amendment No. 17


                 SCHEDULE OF TRANSACTIONS - TIMOTHY R. BARAKETT



Date           Shares Purchased or (Sold)          Price Per Share
----           --------------------------          ---------------
11/27/00                  100,000                        $9.03

11/27/00                  100,000                        $8.03

11/27/00                   78,300                        $8.83

11/27/00                  350,000                        $8.63

11/27/00                   25,000                        $8.03

11/27/00                  (50,000)                       $9.00

11/27/00                 (110,000)                       $8.00

11/27/00                  (40,000)*                      $9.00

11/27/00                 (240,000)*                      $8.62

11/27/00                  (85,000)*                      $8.00


*     Indicates transactions affected by Atticus Qualified Partners, L.P.